Exhibit 10.15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS
ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS
PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN
THIS EXHIBIT WITH THREE ASTERISKS [***].

AMENDMENT NO. 1 TO ESA

This AMENDMENT NO. 1 TO ESA (this “Agreement”) is dated as of June 17, 2022, by and between NETZERO ENERGY LLC, a Delaware limited liability company (the “Supplier”) and RHODIUM RENEWABLES LLC, a Delaware limited liability company (the “Customer”). The Supplier and the Customer shall be referred to hereunder as the “Parties” and, individually, as a “Party.”

A. WHEREAS, the Supplier and the Customer have entered into that certain Master Retail Electricity Supply Agreement, dated as of August 31, 2021 (as may be amended, modified and/or supplemented from time to time, the “ESA”); and

B. WHEREAS, the Parties desire to agree to the following amendments to the ESA, subject to terms and conditions as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the ESA.

Section 2. Form of TC. Subject to the terms of this Agreement, the ESA is hereby amended as follows and each party hereto consents to such amendment:

(a) Section 22 of the ESA is hereby deleted in its entirety and replaced as follows:

“(A) From the date hereof until and including [***] (the “Spot Energy Purchase Period”), Customer shall have the right to source and pay for energy from a third party energy supplier (“Third Party Supplier”) to serve Customer’s requirements at the Longhorn Temple Green Data Center Site (as more fully described in the Lease, the “Data Center”), in which case Supplier shall, at Customer’s sole expense, reasonably cooperate with Customer and Third Party Supplier in connection therewith, including, without limitation, providing Third Party Supplier with use of the Substation and all required transmission facilities owned or controlled by Landlord, Supplier or any Affiliate of Landlord or Supplier. No later than [***] days prior to the expiration of the Spot Energy Purchase Period, as it may be extended from time to time, Customer and Supplier shall commence good faith discussions to extend the Spot Energy Purchase Period for a period of [***], including to account for adverse market conditions that make it uneconomical for Customer to source energy from Supplier.

1	AMENDMENT NO. 1 TO ESA (Longhorn Temple Green Data Center)

(B) In the event that Customer desires Supplier to provide electricity for the Data Center, and subject to the remainder of this Section 22, the Customer and Supplier shall use the form attached as Exhibit A-1 hereto (the “Initial TC”) for up to [***] MW of such supply, and the form attached as Exhibit A-2 (the “Additional Capacity TC”) for amounts in excess of [***] MW; provided that, unless agreed in a separate writing by Supplier and Customer, Supplier will have no obligation to deliver or provide electricity in excess of [***] MW to the Premises.

(C) In the event that Customer desires Supplier to either (i) provide electricity for the Data Center or (ii) extend the Initial Term under and as defined in the Initial TC, or Additional Capacity TC, as applicable, then Customer shall provide no less than one (1) month prior written notice to Supplier of its intent (“TC Request”). Supplier shall respond by providing to Customer a copy of the terms and conditions of a market price hedge that Supplier is able to offer Customer at such time (“Supplier’s Offer”). If Customer and Supplier mutually agree upon a Monthly Fixed Price Volume Schedule and (x) Supplier is able to provide electricity for the term requested by Customer (the “Requested Hedge Term”) with respect to a TC Request pursuant to subclause (i) above or (y) as applicable, extend the Initial Term of the Initial TC or the Additional Capacity TC (the “Requested Extension Term”) with respect to a TC Request pursuant to subclause (ii) above, then, with respect to a request pursuant to subclause (i) above, Supplier and Customer shall enter into a TC in the form of the Initial TC or the Additional Capacity TC, as applicable, for the Requested Hedge Term (the Initial TC and each Additional Capacity TC are the “Longhorn Temple Green Data Center Site TC”) or, with respect to a request pursuant to subclause (ii) above, amend the Initial TC or Additional Capacity TC, as applicable, to extend the term thereunder for the Requested Extension Term, on terms otherwise consistent with the existing terms thereunder, in each case subject to the election made by Customer and Supplier pursuant to Section 22(D) below. The Requested Hedge Term and the Requested Extension Term are each sometimes referred to herein as the “Requested Term”. Except as otherwise provided herein and with respect to the execution date, the Monthly Fixed Price Volume Schedule, and the Fixed Supply Price, which will be provided by Supplier prior to TC execution, neither party may modify the form of the Initial TC or the Additional Capacity TC without the prior written consent or written agreement of both parties to this Agreement.

(D) Prior to entering into the Initial TC or any Additional Capacity TC or extending the Initial Term of the Initial TC or any Additional Capacity TC pursuant to Section 22(C) above, Customer and Supplier shall agree to proceed under either clause (i) or clause (ii) below and the applicable TC shall be amended accordingly:

(i) a[***] discount shall be applied to the forward price at which Supplier hedges its delivery obligations under the applicable TC with respect to any financial or physical energy supply arrangement intended to cover the Monthly Fixed Price Volume, the settlement index (ERCOT North Load Zone), and the Transaction Confirmation term thereunder; or

(ii) [***].

For the avoidance of doubt, Customer and Supplier shall agree to proceed under either clause (i) or clause (ii) above, but not under both. Supplier agrees to keep books and records reflecting the VLR revenues in accordance with generally accepted accounting principles. Customer, at its expense, shall have the right to audit Supplier’s books and records solely with respect to the VLR revenues received pursuant to the applicable TC, considering any associated costs incurred by the Supplier in connection with providing such VLR, including, but not limited to, the cost of software for the Automated Curtailment System (defined in the Additional Capacity TC or Initial TC, as applicable). Notwithstanding the foregoing, if VLR revenues set forth in any statement of VLR revenues is determined by Customer’s audit to have been understated by Supplier by more than [***], Supplier shall reimburse Customer for the commercially reasonable, out of pocket hourly or flat fee costs and expenses paid by Customer in connection with Customer’s review. For purposes of this Agreement, “VLR” means a voluntary load reduction by the Customer where Customer elects to reduce the maximum amount of electricity to be supplied to the Data Center to less than the total amount available under the Initial TC and all Additional Capacity TCs (excluding scheduled or preventative maintenance).

2	AMENDMENT NO. 1 TO ESA (Longhorn Temple Green Data Center)

(E) Upon receipt of a TC Request, if (i) the Requested Term set forth in the TC Request is for less than [***] years and Supplier is unable to provide the Requested Term or (ii) the Requested Term set forth in a TC Request is for [***] years or greater and Supplier is unable to provide at least a [***]-year Term, then, in either case, Customer shall be permitted to solicit offers from Third Party Suppliers to fulfill the TC Request (such transaction, the “Requested Transaction”). Prior to entering into any binding agreement with a third party with respect to the Requested Transaction, Customer shall present the terms of any such third party agreement (the “Third Party Offer”) to Supplier by written notice, and Supplier shall have a right of first refusal to provide the Requested Transaction on the terms set forth in the Third Party Offer (including, for clarity, any credit support provided by Customer in such Third Party Offer), and if Supplier desires to exercise its right of first refusal, Supplier shall deliver to Customer a written notice of intent within of [***] days after Customer’s notice to Supplier of the Third Party Offer. If within such [***] day period Supplier either fails to provide the notice of intent to provide the Requested Transaction on terms equal to or better than those set forth in the Third Party Offer or notifies Customer that it does not intend to provide such terms, then Customer shall be permitted to enter into a binding agreement to directly source energy from such Third Party Supplier on the terms of the Third Party Offer; provided that Customer shall be responsible for the reasonable costs of any capital improvements or other reasonable costs (e.g., submetering costs) reasonably incurred by Supplier as a result of Customer entering into such third party energy supply agreement. In the event that Customer sources energy from a Third Party Supplier, Supplier shall, at Customer’s sole expense, reasonably cooperate with Customer and such Third Party Supplier in connection therewith, including, without limitation, providing such Third Party Supplier with use of the Substation and all required transmission facilities owned or controlled by Landlord, Supplier or any Affiliate of Landlord or Supplier. If Supplier delivers a notice of intent to provide the Requested Transaction on terms equal to or better than those set forth in the Third Party Offer within [***] days after Customer’s notice to Supplier of the Third Party Offer, Supplier shall have [***] days to enter into a binding agreement with Customer on such terms and Customer shall reasonably cooperate with Supplier to execute such agreement within such [***] day period. If Supplier fails to execute such binding agreement with Customer, notwithstanding Customer’s reasonable cooperation with Supplier, Customer shall be permitted to enter into a binding agreement to directly source energy from such third party on the terms of the Third Party Offer subject to the terms of this Section 22(E).”

(b) Exhibit A attached to the ESA is hereby deleted in its entirety and replaced with Exhibit A-1 and Exhibit A-2 attached hereto.

(c) Notwithstanding anything in the foregoing portions of this Section 2 to the contrary, with respect to the Initial TC and any Additional Capacity TC, Supplier shall (i) determine the amount of national, Green-e certified renewable energy certificates (“RECs”) equivalent to [***] of the maximum amount of electricity that Supplier is obligated to provide to Customer under the relevant TC; (ii) ensure such RECs are procured at market prices (the “REC Cost”) on an annual basis and delivered to Customer or retired on Customer’s behalf; and (iii) invoice Customer for [***] of the REC Cost. Notwithstanding the provisions of clause (ii) above, Customer shall have the right to purchase the amount of RECs that Supplier determines are required under clause (i) above. The Parties shall work diligently on and after the effective date of this Agreement to document their understandings regarding RECs in a separate transaction confirmation (the “REC TC”).

3	AMENDMENT NO. 1 TO ESA (Longhorn Temple Green Data Center)

Section 3. [Reserved].

Section 4. Credit Support.

(a) Concurrent with execution of the Initial TC by all parties, and in addition to the Equity Pledge and Parent Guaranty delivered upon execution of the ESA (and which shall remain in effect hereunder) Customer agrees to provide Supplier (or its affiliate) with a cash deposit in the amount of [***] (the “Security Deposit”). Concurrently with the execution of any Additional Capacity TC, Customer shall make an additional cash deposit to increase the aggregate Security Deposit to an amount equal to the product of (x) [***] and (y) the Maximum Electricity Supply Percentage (as hereinafter defined). For the avoidance of doubt, in no event shall the Security Deposit exceed [***]. As used herein, the “Maximum Electricity Supply Percentage” shall be a percentage equal to (x) the maximum amount of electricity that Supplier is obligated to provide to Customer under all TCs divided by (y) [***] MW.

(b) Customer also agrees to provide Supplier (or its affiliate) with the following cash deposits (i) on the[***] anniversary of the Commencement Date (Powered Shell-A) (as that term is defined in the Lease) and on the [***] anniversary of any Server Refresh, an additional amount equal to the product of [***] and the Maximum Electricity Supply Percentage; (ii) on the [***] anniversary of the Commencement Date (Powered Shell-A) and on the [***] anniversary of any Server Refresh, an additional amount equal to the product of [***]and the Maximum Electricity Supply Percentage; (iii) on the [***] anniversary of the Commencement Date (Powered Shell-A) and on the [***] anniversary of any Server Refresh, an additional amount equal to the product of [***] and the Maximum Electricity Supply Percentage (deposits (i) – (iii) collectively, the “Step-Up Security Deposit”). Concurrently with the execution of any Additional Capacity TC, Customer shall make an additional cash deposit to increase all amount paid under clauses (i) – (iii) above by a percentage equal to the Maximum Electricity Supply Percentage effective as of the execution of such Additional Capacity TC less the Maximum Electricity Supply Percentage effective immediately prior to the execution of such Additional Capacity TC. Supplier (or its affiliate) shall cause the Step-Up Security Deposit to be returned to Customer promptly upon the expiration of the initial term of the Lease.

(c) In order to secure Customer’s obligations under the ESA, Customer shall enter into a security agreement on mutually satisfactory terms granting to Supplier (or its affiliate) a security interest in [***] Miners designated by Customer (and as used here, the term “Miner” shall have the same meaning ascribed to such term by the Lease) installed in Powered Shell-A. Tenant shall designate the applicable Miners no later than the date on which all Miners in Block of Powered Shell-A have been fully deployed. Supplier (or its affiliate) shall cause the Equity Pledge be released once the Miners designated by Customer within Powered Shell-A are installed at the Premises and have become subject to Supplier’s lien; provided that, after a Server Refresh, Supplier (or its affiliate) shall immediately cause Supplier’s lien on old Miners to be released and the parties shall grant a Supplier’s lien on the refreshed Miners. Supplier (or its affiliate) shall immediately cause Supplier’s lien on any Miners to be released no later than end of the Term of the Lease.

4	AMENDMENT NO. 1 TO ESA (Longhorn Temple Green Data Center)

Section 5. Profit Sharing. Notwithstanding anything to the contrary, (a) Customer shall have no profit sharing obligations with respect to electricity supplied to the Premises under the Initial TC and (b) all amounts payable under Section 4(f) of any Additional Capacity TC shall be reduced to an amount equal to the product of (x) the applicable amount calculated in accordance with Section 4(f) of the Additional Capacity TC and (y) a percentage equal to the maximum amount of electricity to be supplied under the applicable Additional Capacity TC divided by [***] MW. By way of example, if Customer and Supplier shall have entered into the Initial TC and an Additional Capacity TC providing for a maximum electricity supply of[***] MW (resulting in an aggregate maximum amount of electricity to be supplied under both TCs of [***] MW), then any amount payable under Section 4(f) of any Additional Capacity TC shall be equal to [***] (i.e., [***] MW/[***] MW) of the applicable amount calculated in accordance with Section 4(f) of the Additional Capacity TC.

Section 6. Additional Monthly Payments. Reference is made to Section 5 of the form of the Initial TC attached hereto as Exhibit A-1, pursuant to which Customer shall make[***] monthly payments to Supplier commencing upon the date of mutual execution of the Initial TC. Notwithstanding anything to the contrary, if the Initial TC expires or terminates and Customer and Supplier thereafter agree to enter into a transaction confirmation in the form of Exhibit A-1 to provide up to[***] MW of electricity to the Data Center, then such transaction confirmation shall include the obligation to make any remaining, unpaid portion of such [***] monthly payments, but shall not include any obligation to make any additional monthly payments. It is further acknowledged and agreed that (i) the extension of the Initial Term of the Initial TC shall not result in the payment of any additional monthly payments beyond the first [***] such monthly payments and (ii) in no event shall Customer have any profit sharing obligations with respect to the first [***] MW of electricity supplied to the Data Center.

Section 7. Representations and Warranties. To induce the Parties hereto to enter into this Agreement, the Parties hereby represents and warrants to each other that as of the date hereof, after giving effect to this Agreement:

(a) such Party has the power and authority to execute, deliver and perform its obligations under, and has duly authorized the execution, delivery and performance of, this Agreement;

(b) this Agreement has been duly executed and delivered by the duly authorized officers of such Party, and this Agreement and the ESA are the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity relating to enforceability; and

5	AMENDMENT NO. 1 TO ESA (Longhorn Temple Green Data Center)

(c) the execution and delivery of this Agreement and performance of this Agreement in accordance with its terms do not and will not, with the passage of time, the giving of notice or otherwise: (1) require any consent, approval, authorization, permit or license, governmental or otherwise that has not already been obtained or is not in full force and effect or violate any applicable law relating to such Party; (2) conflict with, result in a breach of or constitute a default under (A) the certificate of formation or the operating agreement of such Party, or (B) any material agreements of such Party or by which any of its properties may be bound; or (3) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of such Party’s revenues or assets pursuant to the terms of any such material agreement.

Section 8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought.

Section 9. Miscellaneous.

(a) Limited Effect. The foregoing amendments are limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Agreement and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the ESA. Except as expressly provided herein the terms and conditions of the ESA, as amended, modified or supplemented by this Agreement remain in full force and effect and are hereby ratified and affirmed by the Parties in all respects.

(b) Miscellaneous. A facsimile or e-mailed copy of either Party’s signature will be considered an original for all purposes under the Agreement, and each Party will provide its original signature upon request. Each Party authorizes the other Party to affix an ink or digital stamp of its signature to this Agreement and agrees to be bound by a document executed in such a manner.

[SIGNATURES FOLLOW]

6	AMENDMENT NO. 1 TO ESA (Longhorn Temple Green Data Center)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

RHODIUM RENEWABLES LLC

By:
Name:
Title:

[Signature Page to Longhorn Temple Green Data Center ESA Amendment No. 1]

Accepted and agreed to as of

the date first above written:

NetZero Energy LLC

By:
Name:	Henry Jones
Title:	President

[Signature Page to Longhorn Temple Green Data Center ESA Amendment No. 1]

Exhibit A-1

Form of Initial TC

Exhibit A-2

Form of Additional Capacity TC